Press Release

RLJ Lodging Trust Reports First Quarter 2017 Results

- Net income of $21.8 million
- Pro forma Hotel EBITDA Margin of 32.9%
- Pro forma Consolidated Hotel EBITDA of $85.6 million

Bethesda, MD, May 8, 2017 – RLJ Lodging Trust (the “Company”) (NYSE: RLJ) today reported results for the three months ended March 31, 2017.

Highlights

•	Net income decreased 14.1% to $21.8 million

•	Pro forma RevPAR decreased 0.6%, Pro forma ADR increased 0.1%, and Pro forma Occupancy decreased 0.8%

•	Pro forma Hotel EBITDA Margin of 32.9%

•	Pro forma Consolidated Hotel EBITDA of $85.6 million

•	Adjusted FFO of $64.4 million

“Our results this quarter were slightly better than our initial expectations and highlight the advantages of a diversified portfolio.  Strong performance in markets such as Washington, D.C. and Southern California and growth in Houston, partially offset short-term softness in markets like Louisville and Northern California,” commented Ross H. Bierkan, President and Chief Executive Officer. “We consistently generate one of the highest margins in the industry. Our ability to continue to drive strong profitability demonstrates the benefits of owning a high-quality portfolio of premium focused-service and compact full-service hotels.”

Financial and Operating Results
Performance metrics such as Occupancy, Average Daily Rate (“ADR”), Revenue Per Available Room (“RevPAR”), Hotel EBITDA, and Hotel EBITDA Margin are Pro forma. The prefix “Pro forma” as defined by the Company, denotes operating results which include results for periods prior to its ownership. Pro forma RevPAR and Pro forma Hotel EBITDA Margin are reported on a comparable basis and therefore exclude any hotels sold during the period and non-comparable hotels that were not open for operation or were closed for renovation for comparable periods. Explanations of EBITDA, Adjusted EBITDA, Hotel EBITDA, Hotel EBITDA Margin, FFO, and Adjusted FFO, as well as reconciliations of those measures to net income or loss, if applicable, are included within this release.

Net income for the three months ended March 31, 2017, decreased $3.6 million to $21.8 million, representing a 14.1% decrease over the comparable period in 2016.

Pro forma RevPAR for the three months ended March 31, 2017, decreased 0.6% over the comparable period in 2016, driven by a Pro forma Occupancy decrease of 0.8%, partially offset by a Pro forma ADR increase of 0.1%. Some of the Company’s top performing markets were Washington, D.C., Atlanta, and Tampa, with RevPAR growth of 14.3%, 12.5%, and 9.3%, respectively. Excluding Louisville and Northern California, which experienced softness in the quarter, Pro forma RevPAR growth was 1.6%

Pro forma Hotel EBITDA Margin for the three months ended March 31, 2017, decreased 142 basis points over the comparable period in 2016 to 32.9%.

Pro forma Consolidated Hotel EBITDA includes the results of non-comparable hotels. For the three months ended March 31, 2017, Pro forma Consolidated Hotel EBITDA was $85.6 million, representing a 5.6% decrease over the comparable period in 2016.

Adjusted FFO for the three months ended March 31, 2017, decreased $6.3 million to $64.4 million, representing a 9.0% decrease over the comparable period in 2016.

Adjusted FFO per common share and unit-diluted for the three months ended March 31, 2017, was $0.52, representing a decrease of 8.8% over the comparable period in 2016.

Adjusted EBITDA for the three months ended March 31, 2017, decreased $7.0 million to $79.0 million, representing an 8.2% decrease over the comparable period in 2016. Adjusted EBITDA for the comparable period in 2016 included approximately $2.0 million of Hotel EBITDA from sold hotels.

Net cash flow from operating activities for the three months ended March 31, 2017, totaled $49.9 million, compared to $55.2 million for the comparable period in 2016.

Balance Sheet
As of March 31, 2017, the Company had $451.0 million of unrestricted cash on its balance sheet, $400.0 million available on its revolving credit facility, and $1.6 billion of debt outstanding. The Company’s ratio of net debt to Adjusted EBITDA, pro forma for dispositions, for the trailing twelve month period ended March 31, 2017, was 3.1 times.

Dividends
The Company’s Board of Trustees declared a cash dividend of $0.33 per common share of beneficial interest in the first quarter. The dividend was paid on April 14, 2017, to shareholders of record as of March 31, 2017.

Subsequent Events
On April 23, 2017, the Company and FelCor Lodging Trust Incorporated (“FelCor”) entered into a definitive Agreement and Plan of Merger under which FelCor will merge with and into an indirect subsidiary of the Company in a stock-for-stock merger transaction. The transaction is expected to close by the end of 2017 and is subject to customary closing conditions, including the approval of certain aspects of the transaction by both the Company’s and FelCor’s shareholders.

2017 Outlook
The outlook excludes potential future acquisitions and dispositions, which could result in a material change to the Company’s outlook. The 2017 outlook is also based on a number of other assumptions, many of which are outside the Company’s control and all of which are subject to change.

Pro forma guidance removes income from hotels that have been sold. During the three months ended March 31, 2017, the Company did not acquire or sell any hotels.

For the full year 2017, the Company is maintaining its prior outlook of:

Current Outlook
Pro forma RevPAR growth	-1.0% to +1.0%
Pro forma Hotel EBITDA Margin	34.5% to 35.5%
Pro forma Consolidated Hotel EBITDA	$380.0M to $400.0M
Corporate Cash General & Administrative	$27.5M to $28.5M

Earnings Call
The Company will conduct its quarterly analyst and investor conference call on May 9, 2017, at 9:00 a.m. (Eastern Time). The conference call can be accessed by dialing (877) 407-3982 or (201) 493-6780 for international participants and requesting RLJ Lodging Trust’s first quarter earnings conference call. Additionally, a live webcast of the conference call will be available through the Company’s website at http://rljlodgingtrust.com. A replay of the conference call webcast will be archived and available online through the Investor Relations page of the Company’s website.

About Us
RLJ Lodging Trust is a self-advised, publicly traded real estate investment trust focused on acquiring premium-branded, focused-service and compact full-service hotels. The Company owns 122 hotels with approximately 20,100 rooms, located in 21 states and the District of Columbia.

Forward Looking Statements
The following information contains certain statements, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the use of the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “will,” “will continue,” “intend,” “should,” or similar expressions. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs, and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and the Company’s actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: the current global economic uncertainty, increased direct competition, changes in government regulations or accounting rules, changes in local, national, and global real estate conditions, declines in the lodging industry, seasonality of the lodging industry, risks related to natural disasters, such as earthquakes and hurricanes, hostilities, including future terrorist attacks or fear of hostilities that affect travel, the Company’s ability to obtain lines of credit or permanent financing on satisfactory terms, changes in interest rates, access to capital through offerings of the Company’s common and preferred shares of beneficial interest, or debt, the Company’s ability to identify suitable acquisitions, the Company’s ability to close on identified acquisitions and integrate those businesses, and inaccuracies of the Company’s accounting estimates. Given these uncertainties, undue reliance should not be placed on such statements. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cautions investors not to place undue reliance on these forward-looking statements and urges investors to carefully review the disclosures the Company makes concerning risks and uncertainties in the sections entitled “Risk Factors,” “Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report, as well as risks, uncertainties and other factors discussed in other documents filed by the Company with the SEC.

###
 Additional Contacts:
Leslie D. Hale, Chief Operating Officer and Chief Financial Officer – (301) 280-7774
For additional information or to receive press releases via email, please visit our website:
 http://rljlodgingtrust.com

RLJ Lodging Trust
Non-GAAP and Accounting Commentary

Non-Generally Accepted Accounting Principles (“GAAP”) Financial Measures
The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (4) Adjusted EBITDA, (5) Hotel EBITDA, and (6) Hotel EBITDA Margin. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of its operating performance. FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Hotel EBITDA, and Hotel EBITDA Margin as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company.

Funds From Operations (“FFO”)
The Company calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment, the cumulative effect of changes in accounting principles, plus depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company believes that the presentation of FFO provides useful information to investors regarding the Company’s operating performance and can facilitate comparisons of operating performance between periods and between real estate investment trusts (“REITs”), even though FFO does not represent an amount that accrues directly to common shareholders.

The Company’s calculation of FFO may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. Additionally, FFO may not be helpful when comparing the Company to non-REITs. The Company presents FFO attributable to common shareholders, which includes unitholders of limited partnership interest (“OP units”) in RLJ Lodging Trust, L.P., the Company’s operating partnership, because the OP units are redeemable for common shares of the Company. The Company believes it is meaningful for the investor to understand FFO attributable to all common shares and OP units.

Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”)
EBITDA is defined as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sales of assets; and (3) depreciation and amortization. The Company considers EBITDA useful to an investor in evaluating and facilitating comparisons of its operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results.

In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions. The Company presents EBITDA attributable to common shareholders, which includes OP units, because the OP units are redeemable for common shares of the Company. The Company believes it is meaningful for the investor to understand EBITDA attributable to all common shares and OP units.

Adjustments to FFO and EBITDA
The Company adjusts FFO and EBITDA for certain items that the Company considers outside the normal course of operations or extraordinary. The Company believes that Adjusted FFO and Adjusted EBITDA provide useful supplemental information to investors regarding its ongoing operating performance that, when considered with net income, FFO, and EBITDA, is beneficial to an investor’s understanding of its operating performance. The Company adjusts FFO and EBITDA for the following items:

•	Transaction and Pursuit Costs: The Company excludes transaction and pursuit costs expensed during the period.

•
Non-Cash Expenses: The Company excludes the effect of certain non-cash items. The Company has excluded the amortization of share-based compensation, non-cash gain or loss on the sale of assets, and certain non-cash income taxes.

•
Other Non-Operational Expenses: The Company excludes the effect of certain non-operational expenses. The Company excludes property-level severance costs, debt modification and extinguishment costs, and other income and expenses outside the normal course of operations.

Hotel EBITDA and Hotel EBITDA Margin
With respect to Consolidated Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses and certain non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. The Company believes property-level results provide investors with supplemental information about the ongoing operational performance of the Company’s hotels and the effectiveness of third-party management companies.

Pro forma Consolidated Hotel EBITDA includes unadjusted prior ownership information provided by the sellers of the hotels for periods prior to our acquisition of the hotels, which has not been audited and excludes results from sold hotels as applicable. Pro forma Hotel EBITDA and Pro forma Hotel EBITDA Margin exclude the results of any non-comparable hotels that were under renovation or not open for the entirety of the comparable periods. The following is a summary of pro forma hotel adjustments:

Pro forma adjustments: Sold hotels
Hotels sold during the year ended December 31, 2016, are noted below:

•	Holiday Inn Express Merrillville was sold in February 2016

•	SpringHill Suites Bakersfield was sold in November 2016

•	Hilton Garden Inn New York 35th Street was sold in December 2016

•	Hilton New York Fashion District was sold in December 2016

RLJ Lodging Trust
Consolidated Balance Sheets
(Amounts in thousands, except share and per share data)

	March 31, 2017	December 31, 2016
	(unaudited)
Assets
Investment in hotel properties, net	$3,341,219	$3,368,674
Cash and cash equivalents	451,010	456,672
Restricted cash reserves	61,538	67,206
Hotel and other receivables, net of allowance of $157 and $182, respectively	34,668	26,018
Deferred income tax asset	43,676	44,614
Prepaid expense and other assets	60,653	60,209
Total assets	$3,992,764	$4,023,393
Liabilities and Equity
Debt, net	$1,582,432	$1,582,715
Accounts payable and other liabilities	116,273	137,066
Deferred income tax liability	11,430	11,430
Advance deposits and deferred revenue	14,263	11,975
Accrued interest	3,697	3,444
Distributions payable	41,699	41,486
Total liabilities	1,769,794	1,788,116
Equity
Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value, 50,000,000 shares authorized; zero shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	—	—
Common shares of beneficial interest, $0.01 par value, 450,000,000 shares authorized; 124,607,489 and 124,364,178 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	1,246	1,244
Additional paid-in capital	2,189,179	2,187,333
Accumulated other comprehensive income (loss)	646	(4,902)
Retained earnings	18,711	38,249
Total shareholders’ equity	2,209,782	2,221,924
Noncontrolling interest:
Noncontrolling interest in consolidated joint venture	5,907	5,973
Noncontrolling interest in the Operating Partnership	7,281	7,380
Total noncontrolling interest	13,188	13,353
Total equity	2,222,970	2,235,277
Total liabilities and equity	$3,992,764	$4,023,393

Note:
The corresponding notes to the consolidated financial statements can be found in the Company’s Quarterly Report on Form 10-Q.

RLJ Lodging Trust
Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(unaudited)

	For the three months ended March 31,
	2017	2016
Revenue
Operating revenue
Room revenue	$224,965	$239,512
Food and beverage revenue	26,691	26,555
Other operating department revenue	8,576	9,104
Total revenue	$260,232	$275,171
Expense
Operating expense
Room expense	$51,922	$55,028
Food and beverage expense	19,297	19,817
Management and franchise fee expense	26,913	28,501
Other operating expense	57,823	60,021
Total property operating expense	155,955	163,367
Depreciation and amortization	38,665	40,730
Property tax, insurance and other	19,158	20,155
General and administrative	9,123	9,649
Transaction and pursuit costs	625	79
Total operating expense	223,526	233,980
Operating income	36,706	41,191
Other income	140	302
Interest income	485	397
Interest expense	(14,328)	(14,892)
Income before income tax expense	23,003	26,998
Income tax expense	(1,166)	(1,476)
Income from operations	21,837	25,522
Loss on sale of hotel properties	(60)	(172)
Net income	21,777	25,350
Net loss (income) attributable to noncontrolling interests
Noncontrolling interest in consolidated joint venture	66	62
Noncontrolling interest in the Operating Partnership	(85)	(114)
Net income attributable to common shareholders	$21,758	$25,298
Basic per common share data:
Net income per share attributable to common shareholders	$0.17	$0.20
Weighted-average number of common shares	123,734,173	123,739,823
Diluted per common share data:
Net income per share attributable to common shareholders	$0.17	$0.20
Weighted-average number of common shares	123,841,400	124,141,824

Note:
The Statements of Comprehensive Income and corresponding notes can be found in the Company’s Quarterly Report on Form 10-Q.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands, except per share data)
(unaudited)

Funds From Operations (FFO) Attributable to Common Shareholders and Unitholders

	For the three months ended March 31,
	2017	2016
Net income	$21,777	$25,350
Depreciation and amortization	38,665	40,730
Loss on sale of hotel properties	60	172
Noncontrolling interest in consolidated joint venture	66	62
Adjustments related to consolidated joint venture (1)	(33)	(39)
FFO	60,535	66,275
Transaction and pursuit costs	625	79
Amortization of share-based compensation	2,334	2,591
Non-cash income tax expense	938	1,131
Loan related costs (2)	—	341
Other expenses (3)	—	356
Adjusted FFO	$64,432	$70,773

Adjusted FFO per common share and unit-basic	$0.52	$0.57
Adjusted FFO per common share and unit-diluted	$0.52	$0.57

Basic weighted-average common shares and units outstanding (4)	124,293	124,490
Diluted weighted-average common shares and units outstanding (4)	124,400	124,892

Note:
(1) Includes depreciation and amortization expense allocated to the noncontrolling interest in the joint venture.
(2)  Represents debt modification costs.
(3) Represents expenses outside of the normal course of operations, including property-level severance costs.
(4)  Includes 0.6 million and 0.8 million weighted-average operating partnership units for the three months ended March 31, 2017 and 2016, respectively.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands)
(unaudited)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

	For the three months ended March 31,
	2017	2016
Net income	$21,777	$25,350
Depreciation and amortization	38,665	40,730
Interest expense, net (1)	14,317	14,886
Income tax expense	1,166	1,476
Noncontrolling interest in consolidated joint venture	66	62
Adjustments related to consolidated joint venture (2)	(33)	(39)
EBITDA	75,958	82,465
Transaction and pursuit costs	625	79
Loss on sale of hotel properties	60	172
Amortization of share-based compensation	2,334	2,591
Loan related costs (3)	—	341
Other expenses (4)	—	356
Adjusted EBITDA	78,977	86,004
General and administrative (5)	6,789	6,717
Operating results from noncontrolling interest in joint venture	(33)	(23)
Other corporate adjustments	1	(265)
Consolidated Hotel EBITDA	85,734	92,433
Pro forma adjustments - income from sold hotels	(173)	(1,811)
Pro forma Consolidated Hotel EBITDA	85,561	90,622
Pro forma Hotel EBITDA	$85,561	$90,622

Note:
(1) Excludes amounts attributable to investment in loans of $0.5 million and $0.4 million for the three months ended March 31, 2017 and 2016, respectively.
(2) Includes depreciation and amortization expense allocated to the noncontrolling interest in the joint venture.
(3) Represents debt modification costs.
(4) Represents expenses outside of the normal course of operations, including property-level severance costs.
(5) General and administrative expenses exclude amortization of share-based compensation and other non-recurring expenses reflected in Adjusted EBITDA.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands)
(unaudited)

Pro forma Hotel EBITDA Margin

	For the three months ended March 31,
	2017	2016
Total revenue	$260,232	$275,171
Pro forma adjustments - revenue from sold hotels	—	(10,960)
Other corporate adjustments	(25)	(15)
Pro forma Hotel Revenue	$260,207	$264,196

Pro forma Hotel EBITDA	$85,561	$90,622

Pro forma Hotel EBITDA Margin	32.9%	34.3%

RLJ Lodging Trust
Consolidated Debt Summary
(Amounts in thousands)
(unaudited)

Loan	Base Term (Years)	Maturity (incl. extensions)	Floating / Fixed	Interest Rate (1)	Balance as of March 31, 2017 (2)
Secured Debt
Wells Fargo - 4 hotels	3	Oct 2021	Floating (3)	4.02%	$150,000
Wells Fargo - 4 hotels	2	Mar 2022	Floating (3)	4.04%	145,500
Wells Fargo - 1 hotel (4)	10	Jun 2022	Fixed	5.25%	32,496
PNC Bank - 5 hotels	5	Mar 2023	Floating	3.08%	85,000
Weighted-Average / Secured Total				3.93%	$412,996

Unsecured Debt
Revolver (5)	4	Apr 2021	Floating	2.48%	$—
$400 Million Term Loan Maturing 2019	5	Mar 2019	Floating (3)	2.72%	400,000
$225 Million Term Loan Maturing 2019	7	Nov 2019	Floating (3)	4.04%	225,000
$400 Million Term Loan Maturing 2021	5	Apr 2021	Floating (3)(6)	2.97%	400,000
$150 Million Term Loan Maturing 2022	7	Jan 2022	Floating (3)	3.43%	150,000
Weighted-Average / Unsecured Total				3.15%	$1,175,000

Weighted-Average / Total Debt				3.35%	$1,587,996

Note:
(1) Interest rates as of March 31, 2017.
(2) Excludes deferred financing costs.
(3) The floating interest rate is hedged with an interest rate swap.
(4) Excludes the $1.0 million impact of a fair value adjustment.
(5) There is $400.0 million of borrowing capacity on the Revolver, which is charged an unused commitment fee of 0.30% annually.
(6) Reflects interest rate swap on $350.0 million.

RLJ Lodging Trust
Pro forma Operating Statistics - Top 60 Assets
(unaudited)

Property	City/State	# of Rooms	Pro forma Consolidated Hotel EBITDA
Marriott Louisville Downtown	Louisville, KY	616	$14,899
DoubleTree Metropolitan Hotel New York City	New York, NY	764	11,393
Courtyard Austin Downtown Convention Center	Austin, TX	270	9,419
Courtyard Portland City Center	Portland, OR	256	8,757
Courtyard Chicago Downtown Magnificent Mile	Chicago, IL	306	7,929
Embassy Suites Tampa Downtown Convention Center	Tampa, FL	360	7,780
DoubleTree Grand Key Resort	Key West, FL	216	7,733
Courtyard Waikiki Beach	Honolulu, HI	403	7,021
Courtyard San Francisco	San Francisco, CA	166	6,747
Fairfield Inn & Suites Washington DC Downtown	Washington, DC	198	6,681
Hyatt House Emeryville San Francisco Bay Area	Emeryville, CA	234	6,486
Embassy Suites Boston Waltham	Waltham, MA	275	6,389
Hilton Garden Inn San Francisco Oakland Bay Brg	Emeryville, CA	278	6,346
Residence Inn Palo Alto Los Altos	Los Altos, CA	156	6,130
Renaissance Pittsburgh Hotel	Pittsburgh, PA	300	6,025
Marriott Denver South @ Park Meadows	Lone Tree, CO	279	5,917
Hyatt House San Jose Silicon Valley	San Jose, CA	164	5,902
Hilton Cabana Miami Beach	Miami Beach, FL	231	5,368
Courtyard Charleston Historic District	Charleston, SC	176	5,350
Renaissance Fort Lauderdale Plantation Hotel	Plantation, FL	250	5,234
Embassy Suites Los Angeles Downey	Downey, CA	220	5,233
Hyatt House Santa Clara	Santa Clara, CA	150	5,193
Homewood Suites Washington DC Downtown	Washington, DC	175	5,121
Residence Inn Austin Downtown Convention Center	Austin, TX	179	5,119
Residence Inn Bethesda Downtown	Bethesda, MD	188	4,800
Marriott Denver Airport @ Gateway Park	Aurora, CO	238	4,754
Hilton Garden Inn Los Angeles Hollywood	Los Angeles, CA	160	4,754
Hilton Garden Inn New Orleans Convention Center	New Orleans, LA	286	4,354
Hyatt Place Washington DC Downtown K Street	Washington, DC	164	4,277
Embassy Suites Irvine Orange County	Irvine, CA	293	4,253
Marriott Austin South	Austin, TX	211	4,147
Hyatt House San Diego Sorrento Mesa	San Diego, CA	193	4,086
Hyatt Place Fremont Silicon Valley	Fremont, CA	151	4,046
Renaissance Boulder Flatiron Hotel	Broomfield, CO	232	4,033
Residence Inn National Harbor Washington DC	Oxon Hill, MD	162	3,827
Fairfield Inn & Suites Key West	Key West, FL	106	3,756
Hyatt House Charlotte Center City	Charlotte, NC	163	3,713
Hyatt Atlanta Midtown	Atlanta, GA	194	3,626
Courtyard Atlanta Buckhead	Atlanta, GA	181	3,480
Courtyard Houston Downtown Convention Center	Houston, TX	191	3,361
Residence Inn Houston Downtown Convention Center	Houston, TX	171	3,243
Homewood Suites Seattle Lynnwood	Lynnwood, WA	170	3,239
Residence Inn Indianapolis Downtown On The Canal	Indianapolis, IN	134	3,234
Embassy Suites West Palm Beach Central	West Palm Beach, FL	194	3,162
Courtyard Houston By The Galleria	Houston, TX	190	3,119
SpringHill Suites Portland Hillsboro	Hillsboro, OR	106	3,039
Residence Inn Louisville Downtown	Louisville, KY	140	3,038
Residence Inn Chicago Oak Brook	Oak Brook, IL	156	2,998
Hyatt House San Ramon	San Ramon, CA	142	2,977
Hilton Garden Inn Bloomington	Bloomington, IN	168	2,892
Hyatt Place Madison Downtown	Madison, WI	151	2,811
Hampton Inn Garden City	Garden City, NY	143	2,774
Courtyard Indianapolis @ The Capitol	Indianapolis, IN	124	2,769
Hyatt House Dallas Lincoln Park	Dallas, TX	155	2,645
Hyatt House Cypress Anaheim	Cypress, CA	142	2,642
Residence Inn Detroit Novi	Novi, MI	107	2,551
Hilton Garden Inn Pittsburgh University Place	Pittsburgh, PA	202	2,550
Courtyard Austin Airport	Austin, TX	150	2,519
Residence Inn Fort Lauderdale Plantation	Plantation, FL	138	2,441
Hyatt House Dallas Uptown	Dallas, TX	141	2,305
Top 60 Assets		12,759	290,387
Other (62 Assets)		7,379	104,900
Total Portfolio		20,138	$395,287
Note: For the trailing twelve months ended March 31, 2017. Results reflect 100% of DoubleTree Metropolitan Hotel New York City financial results, which have not been adjusted to reflect the noncontrolling interest in the joint venture. Amounts in thousands, except rooms.

RLJ Lodging Trust
Pro forma Operating Statistics

For the three months ended March 31, 2017

Top Markets	# of Hotels	Occupancy			ADR			RevPAR
		2017	2016	Var	2017	2016	Var	2017	2016	Var
Northern California	8	77.8%	85.1%	(8.5)%	$218.88	$219.89	(0.5)%	$170.37	$187.02	(8.9)%
Austin	13	78.9%	79.4%	(0.7)%	175.10	177.77	(1.5)%	138.18	141.22	(2.1)%
South Florida	10	89.4%	89.0%	0.5%	213.83	218.29	(2.0)%	191.18	194.28	(1.6)%
Denver	13	69.3%	68.6%	1.1%	127.32	127.99	(0.5)%	88.24	87.77	0.5%
Washington, DC	8	70.2%	66.8%	5.1%	191.63	176.26	8.7%	134.44	117.67	14.3%
Chicago	14	54.1%	54.5%	(0.9)%	120.81	129.28	(6.6)%	65.30	70.48	(7.4)%
Louisville	5	60.6%	73.6%	(17.6)%	148.82	152.92	(2.7)%	90.22	112.54	(19.8)%
Southern California	5	85.7%	81.4%	5.3%	168.31	165.00	2.0%	144.26	134.31	7.4%
Houston	10	71.4%	71.2%	0.2%	164.86	161.39	2.2%	117.66	114.93	2.4%
New York City	3	87.4%	90.0%	(2.9)%	150.39	158.44	(5.1)%	131.40	142.63	(7.9)%
Other	33	76.6%	75.3%	1.8%	159.82	155.43	2.8%	122.44	117.03	4.6%
Total	122	74.4%	75.0%	(0.8)%	$166.82	$166.60	0.1%	$124.12	$124.91	(0.6)%

Service Level	# of Hotels	Occupancy			ADR			RevPAR
		2017	2016	Var	2017	2016	Var	2017	2016	Var
Focused-Service	102	73.3%	74.1%	(1.0)%	$161.43	$160.82	0.4%	$118.40	$119.14	(0.6)%
Compact Full-Service	19	79.9%	77.9%	2.6%	181.47	183.20	(0.9)%	145.06	142.73	1.6%
Full-Service	1	56.4%	73.2%	(23.0)%	171.27	167.81	2.1%	96.55	122.80	(21.4)%
Total	122	74.4%	75.0%	(0.8)%	$166.82	$166.60	0.1%	$124.12	$124.91	(0.6)%

Chain Scale	# of Hotels	Occupancy			ADR			RevPAR
		2017	2016	Var	2017	2016	Var	2017	2016	Var
Upper Upscale	17	74.5%	74.6%	0.0%	$182.25	$181.82	0.2%	$135.86	$135.58	0.2%
Upscale	89	75.2%	75.9%	(0.9)%	163.58	163.65	0.0%	123.08	124.22	(0.9)%
Upper Midscale	15	69.7%	71.0%	(1.8)%	158.13	155.89	1.4%	110.27	110.72	(0.4)%
Midscale	1	46.5%	44.1%	5.4%	84.96	96.90	(12.3)%	39.49	42.74	(7.6)%
Total	122	74.4%	75.0%	(0.8)%	$166.82	$166.60	0.1%	$124.12	$124.91	(0.6)%

Flags	# of Hotels	Occupancy			ADR			RevPAR
		2017	2016	Var	2017	2016	Var	2017	2016	Var
Residence Inn	29	75.3%	74.6%	0.9%	$157.58	$156.94	0.4%	$118.69	$117.12	1.3%
Courtyard	24	74.4%	73.7%	0.9%	162.82	163.67	(0.5)%	121.07	120.66	0.3%
Hyatt House	11	78.1%	85.1%	(8.2)%	173.94	172.18	1.0%	135.91	146.59	(7.3)%
Hilton Garden Inn	8	70.8%	71.8%	(1.4)%	164.30	165.58	(0.8)%	116.28	118.85	(2.2)%
SpringHill Suites	8	67.6%	68.9%	(1.9)%	134.72	134.52	0.1%	91.12	92.74	(1.7)%
Embassy Suites	6	84.9%	80.8%	5.0%	194.77	189.45	2.8%	165.38	153.16	8.0%
Hampton Inn	7	70.8%	72.0%	(1.7)%	145.09	145.38	(0.2)%	102.75	104.70	(1.9)%
Fairfield Inn & Suites	7	72.4%	73.7%	(1.7)%	173.57	167.02	3.9%	125.60	123.02	2.1%
Marriott	5	63.8%	71.0%	(10.1)%	160.43	160.83	(0.3)%	102.35	114.18	(10.4)%
Renaissance	3	70.2%	66.0%	6.4%	169.84	170.60	(0.4)%	119.23	112.57	5.9%
DoubleTree	3	87.6%	88.0%	(0.5)%	175.39	180.72	(2.9)%	153.72	159.12	(3.4)%
Hyatt	2	80.0%	74.9%	6.9%	201.14	209.11	(3.8)%	160.96	156.60	2.8%
Hyatt Place	3	77.6%	81.9%	(5.2)%	177.76	165.86	7.2%	137.96	135.80	1.6%
Hilton	1	87.9%	86.6%	1.5%	223.92	252.72	(11.4)%	196.81	218.90	(10.1)%
Homewood Suites	2	71.5%	61.8%	15.7%	179.28	176.79	1.4%	128.12	109.17	17.4%
Other	3	52.5%	51.8%	1.5%	147.71	156.67	(5.7)%	77.62	81.12	(4.3)%
Total	122	74.4%	75.0%	(0.8)%	$166.82	$166.60	0.1%	$124.12	$124.91	(0.6)%
Note: Results reflect 100% of DoubleTree Metropolitan Hotel New York City financial results, which have not been adjusted to reflect the noncontrolling interest in the joint venture.